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                                                                    EXHIBIT 11
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                               Falcon Products, Inc. and Subsidiaries

                                 COMPUTATION OF EARNINGS PER SHARE
                                 ---------------------------------
             For the years ended October 31, 1998, November 1, 1997 and November 2, 1996

(In thousands, except per share amounts)

Basic Earnings Per Share:                                    1998           1997           1996
-------------------------                                   ------        -------         ------

Average number of common shares outstanding                  9,156          9,665          9,591

Net earnings                                                $6,350        $12,634         $8,433
                                                            ======        =======         ======

Primary earnings per share                                  $  .69        $  1.31         $  .88
                                                            ======        =======         ======

Diluted Earnings Per Share
--------------------------

Average number of common shares outstanding                  9,156          9,665          9,591

Assumed exercise of options (treasury stock method)            126            211            202
                                                            ------        -------         ------

Shares for diluted computation                               9,282          9,876          9,793
                                                            ======        =======         ======

Net earnings                                                $6,350        $12,634         $8,433
                                                            ======        =======         ======

Fully diluted earnings per share                            $  .68        $  1.28         $  .86
                                                            ======        =======         ======
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